Exhibit T3A.39

N.B.

The text in English is a translation from Swedish. In the event of any discrepancy between the two, the Swedish original text shall prevail

S T I F T E L S E U R K U N D

MEMORANDUM OF ASSOCIATION

Ledamot: Board member

Lars Anders Larsson, 631208-7858, Box 270, 851 04 Sundsvall

Suppleanter: Deputy board members

Enligt bilaga.

Attached.

Undertecknade stiftare beslutar härmed om att bilda ett aktiebolag med företagsnamn Goldcup 21125 AB och verksamhet enligt härtill upprättat förslag till bolagsordning.

För samtliga aktier skall 50.000 kronor betalas.

The undersigned founder hereby solemnly decides to form a limited liability company with company name Goldcup 21125 AB and with object of the company according to the hereby attached proposal for article of association.

For all shares shall 50.000 SEK be paid.

Sundsvall den 12 november 2024

Bolagsrätt Sundsvall AB

genom/through Anders Larsson

T E C K N I N G S L I S T A

SUBSCRIPTIONS LIST

Aktietecknare	Antal aktier
Subscribers	Number of shares

Bolagsrätt Sundsvall AB	50.000
genom/through Anders Larsson

Transaktion 09222115557531495807	Signerat AL